                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     We, the undersigned Officers and Directors of DDi Corp. ("DDi Corp.") and DDi Capital Corp. ("DDi Capital"), as the case may be, hereby severally constitute and appoint Joseph P. Gisch, Bruce D. McMaster, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Form 10-K of the companies listed above and any and all amendments to said Form 10-K, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

     WITNESS our hands and common seal on the date set forth below.

Signature                     Title                                       Date
---------                     -----                                       ----


/S/ BRUCE D. MCMASTER         President, Chief Executive Officer and      March 25, 2002
------------------------      Director of DDi Corp. and DDi Capital
Bruce D. McMaster


/S/ JOSEPH P. GISCH           Chief Financial Officer, Treasurer and      March 25, 2002
------------------------      Secretary of DDi Corp. and DDi Capital
Joseph P. Gisch


/S/ JOHN STUMPF               Controller of DDi Corp.                     March 25, 2002
------------------------
John Stumpf


/S/ PRESCOTT ASHE             Director of DDi Corp. and DDi Capital       March 25, 2002
------------------------
Prescott Ashe


/S/ MARK R. BENHAM            Director of DDi Corp.                       March 25, 2002
------------------------
Mark R. Benham


/S/ EDWARD W. CONARD          Director of DDi Corp.                       March 25, 2002
------------------------
Edward W. Conard

Signature                     Title                                       Date
---------                     -----                                       ----


/S/ DAVID DOMINIK             Director of DDi Corp. and DDi Capital       March 25, 2002
------------------------
David Dominik


/S/ ROBERT GUEZURAGA          Director of DDi Corp.                       March 25, 2002
------------------------
Robert Guezuraga


/S/ MURRAY KENNEY             Director of DDi Corp.                       March 25, 2002
------------------------
Murray Kenney


/S/ STEPHEN G. PAGLIUCA       Director of DDi Corp.                       March 25, 2002
------------------------
Stephen G. Pagliuca


/S/ STEPHEN M. ZIDE           Director of DDi Corp.                       March 25, 2002
------------------------
Stephen M. Zide

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